UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2012

WASTE CONNECTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31507	94-328364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10001 Woodloch Forest Drive, Suite 400

The Woodlands, Texas 77380

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (832) 442-2200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 27, 2012, we entered into an underwriting agreement with Morgan Stanley & Co. LLC, in connection with the offer and sale by us of 12,000,000 shares of our common stock, par value $0.01 per share, at a price of $30.83 per share. The offering closed on March 2, 2012. We received net proceeds from this offering of approximately $369.5 million after deducting underwriting discounts and estimated transaction expenses to be paid by us of approximately $500,000. The shares were offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to our shelf registration statement on Form S-3 (File No. 333-179724). A copy of the underwriting agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the filing of the prospectus supplement, we are filing as Exhibit 5.1 hereto an opinion of Latham & Watkins LLP, regarding the validity of the securities being registered.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement dated as of February 27, 2012 by and among Waste Connections, Inc. and Morgan Stanley & Co. LLC.

5.1	Opinion of Latham & Watkins LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2012	WASTE CONNECTIONS, INC.

	By:	/s/ Worthing F. Jackman
Worthing F. Jackman
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated as of February 27, 2012 by and among Waste Connections, Inc. and Morgan Stanley & Co. LLC.

5.1	Opinion of Latham & Watkins LLP.